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                                                                    Exhibit 99.2


                            RAICE PAYKIN & KRIEG LLP
                                ATTORNEYS AT LAW
                         185 MADISON AVENUE, 10TH FLOOR
                            NEW YORK, NEW YOrK 10016
                     ---------------------------------------
                       (212) 725-4423 o FAX (212) 684-9022


PINCHUS D. RAICE oo                    JAMES D. CHRISTO +
JOSEPH N. PAYKIN (DELTA)               HOWARD A. JAFFE o
CHARLES D. KRIEG o                     DAVID J. WOLKENSTEIN o
DAVID C. THOMAS o                      PARSHHUERAM T. MISIR oo
                                       ROBERT M. STECKMAN o
------------------------               -------------------------

OF COUNSEL                              oo    ADMITTED IN N.Y. AND N.J.
ALBERT K. LAWLER ++                      o    ADMITTED IN N.Y.
DAVID A. SCHRADER oo                    ++    ADMITTED IN N.Y., N.J. AND IL.
JOHN M. TANENBAUM ++                   (DELTA)ADMITTED IN N.Y. AND FL.
                                         +    ADMITTED IN N.Y. AND MA.
                                        ++    ADMITTED IN N.Y., CT. AND D.C.

July 16, 2002



GameCom, Inc.
440 North Center
Arlington, TX 76011

Attn: L. Kelly Jones, Esq.

                      Re:  Continued representation
                           ------------------------

Dear Kelly:

This letter sets forth the basis upon which we have agreed to continue to represent your company in connection with completion of the pending acquisition of Ferris Productions, Inc., including preparation of the related proxy statement.

In addition to payment of our usual hourly rates for this transaction, and the conditions described in a separate letter, you have agreed to issue us 75,000 shares of your common stock to encourage us to give this matter highest priority and to compensate us for the additional risk we are taking in continuing our representation. Those shares will be registered on Form S-8 and issued promptly after the registration statement becomes effective.

If this letter correctly sets forth your understanding, please confirm your agreement by signing in the place indicated below and returning to me one copy of this letter.


Very truly yours,



David C. Thomas